LIMITED WAIVER


                           May 11, 1995



WEI Holdings, Inc.
Wherehouse Entertainment, Inc.
19701 Hamilton Avenue
Torrance, CA  90502-1334


Ladies and Gentlemen:

     Reference is made to that certain Credit Agreement dated as of June 11, 1992, as amended by that certain First Amendment to Credit Agreement dated as of November 17, 1992, that certain Second Amendment to Credit Agreement dated as of August 17, 1993 and that certain Third Amendment and Limited Waiver to Credit Agreement dated as of January 27, 1994 (as so amended, the "Credit Agreement") among WEI Holdings, Inc. ("Holdings"), Where-house Entertainment, Inc. ("Borrower"), the lenders party thereto ("Lenders") and Bankers Trust Company, as agent for Lenders ("Agent"). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

     Holdings and Borrower have informed Agent and Lenders that they (a) do not satisfy the requirements of Section 6.6B of the Credit Agreement for the fourth Fiscal Quarter of Fiscal Year 1995, (b) may not satisfy the requirements of Sections 6.6A, B and C of the Credit Agreement for the first Fiscal Quarter of Fiscal Year 1996 and (c) will not be able to satisfy the require-ment of Section 5.1(iii) to deliver an unqualified audit opinion with respect to the financial statements for Fiscal Year 1995.
At the request of Holdings and Borrower, the undersigned Lenders, constituting Requisite Lenders under the Credit Agreement, hereby waive until June 30, 1995 compliance with the provisions of (i)
Section 6.6B of the Credit Agreement with respect to the fourth Fiscal Quarter of Fiscal Year 1995, (ii) Sections 6.6A, B and C of the Credit Agreement with respect to the first Fiscal Quarter of Fiscal Year 1996 and (c) Section 5.1(iii) relating to the deliver of an unqualified audit opinion with respect to the financial statements for Fiscal Year 1995; provided that during the period (the "Waiver Period") beginning on the date hereof and ending on June 30, 1995, Holdings and Borrower shall use their best efforts to develop and implement a plan for the restructuring of their capital structure. In furtherance of the foregoing and as continuing condition to the effectiveness of this Limited Waiver, Holdings and Borrower hereby agree on the last Business Day of each week during the Waiver Period to deliver to Agent and Lenders a written report describing the steps taken by Holdings and Borrower pursuant to the foregoing proviso during such week and proposed to be taken by Holdings and Borrower pursuant to the foregoing proviso during such week and proposed to be taken by Holdings and Borrower during the following week, to deliver to the Agent and Lenders by June 10, 1995 a proposed term sheet outlining a capital restructuring by the Borrower, to consult with Agent and Lenders concerning such actions and proposed actions and to promptly provide such other information and data with respect to Holdings' and Borrower's effort to restructure their debt obligations as Agent or any Lender may request from time to time.

     Without limiting the generality of the provisions of subsection 10.7 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written and relates solely to the noncompliance by Holdings and Borrower with the provisions of Sections 5.1(iii) and 6.6A, B and C of the Credit Agreement in the manner, to the extent for the period described above, and nothing in this Limited Waiver shall be deemed to (a) constitute a waiver of compliance by Holdings or Borrower with respect to
(i) Section 5.1(iii) or 6.6A, B or C of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein, (b) prejudice any right or remedy that Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Limited Waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein or (c) create any obligation on the part of Agent or any Lender to renew or extend the waiver contained herein. Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agree-ment and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

     In order to induce Lenders to enter into this Limited Waiver, each of Holdings and Borrower, by its execution of a counterpart of this Limited Waiver, represents and warrants that after giving effect to this Limited Waiver (a) no Event of Default exists under the Credit Agreement, (b) all representa-tions and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date, and (c) Holdings and Borrower have performed all agreements to be performed on their part as set forth in the Credit Agreement.

     This Limited Waiver may be executed in any number of coun-terparts and by different parties hereto in separate counter-parts, and each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The limited waiver set forth herein shall become effective as of the date hereof upon the execution of counterparts hereof by Holdings, Borrower and Lenders constituting Requisite Lenders and receipt by Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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     THIS LIMITED WAIVER SHALL BE GOVERNED BY, AND SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF
THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS
PRINCIPLES.


                         LENDERS:

                         BANKERS TRUST COMPANY, individually
                         and as Agent


                         By:  /s/ Robert R. Telesca
                              -----------------------------
                         Title: Assistant Vice President


                         HELLER FINANCIAL, INC.


                         By:  /s/ L. Hayes
                              -----------------------------
                         Title: Assistant Vice President


                         PRIME INCOME TRUST


                         By:  /s/ Rafael Scolari
                              -----------------------------
                         Title: Vice President


                         UNITED STATES NATIONAL BANK
                         OF OREGON


                         By:  /s/
                              -----------------------------
                         Title:


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                         BORROWER:

                         WHEREHOUSE ENTERTAINMENT, INC.


                         By:  /s/ Kathy J. Ford
                              ------------------------------
                         Title: Vice President
                                Chief Financial Officer


                         HOLDINGS:

                         WEI HOLDINGS, INC.


                         By:  /s/ Kathy J. Ford
                              ------------------------------
                         Title: Assistant Secretary







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